Exhibit 99.1

Dave and VPC Impact Acquisition Holdings III, Inc. Announce Closing of Business Combination

Dave to Trade on The Nasdaq Global Market Under the Symbol “DAVE”

January 05, 2022 21:19 ET | Source: Dave, Inc.; VPC Impact Acquisition Holdings III, Inc.

CHICAGO and LOS ANGELES, Jan. 05, 2022 (GLOBE NEWSWIRE) — Dave Inc. (“Dave”), a banking app on a mission to build products that level the financial playing field, and VPC Impact Acquisition Holdings III, Inc. (NYSE: VPCC) (“VPCC”), a publicly-traded special purpose acquisition company announced today that they had completed their previously announced business combination (the “Business Combination”). The Business Combination was approved by VPCC’s stockholders on January 4, 2022.

Upon completion of the Business Combination, VPCC changed its name to “Dave Inc.” and its Class A common stock and public warrants are expected to begin trading on The Nasdaq Global Market under the symbols “DAVE” and “DAVEW,” respectively, commencing January 6, 2022.

The transaction included a $210 million PIPE investment led by Tiger Global Management, with participation from Wellington Management, Corbin Capital Partners and Alameda Research, which was funded in connection with the closing of the Business Combination.

Jason Wilk, Co-Founder and CEO of Dave, commented, “We are thrilled to partner with VPCC and our new board of directors as we continue our mission to build products that level the financial playing field. This new influx of capital will allow us to invest in our business and in turn, help more people living paycheck to paycheck who traditional banking system has failed to support. We’re looking forward to hitting the ground running.”

“We are pleased to complete the combination and look forward to working with Jason and the broader Dave team as they accelerate their growth and continue to disrupt the legacy financial system,” said Brendan Carroll, Co-CEO of VPCC. “We believe that Dave has built a first-class banking solution with differentiated offerings that will continue to improve their customers’ financial lives.”

Advisors

Centerview Partners LLC is serving as exclusive financial advisor and Orrick, Herrington & Sutcliffe LLP is serving as legal advisor to Dave. Citigroup and Jefferies are serving as capital markets advisors to VPCC and co-placement agents on the PIPE. White & Case LLP is serving as legal advisor to VPCC.

About VPC Impact Acquisition Holdings III, Inc.

VPC Impact Acquisition Holdings III, Inc.’s acquisition and value creation strategy is to identify, partner with and help grow a business in the Fintech industry headquartered or with operations in the United States. VPCC’s sponsor is an affiliate of Victory Park Capital, a global investment firm with a long track record of executing debt and equity financing transactions with some of the largest global Fintech companies. The firm was founded in 2007 and is headquartered in Chicago with additional resources in New York, Los Angeles and Austin. Victory Park Capital is privately held and a Registered Investment Advisor with the SEC. For more information, please visit: www.victoryparkcapital.com/vih/vpc-impact-acquisition-holdings-iii/

About Dave

Dave is a banking app on a mission to build products that level the financial playing field. Dave helps its more than 11 million customers budget, avoid overdraft fees, find work and build credit. For more information, visit www.dave.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the anticipated trading date of Dave on The Nasdaq Global Market, Dave’s strategic plans and expectation for growth and new products offerings and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in VPCC’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (i) the outcome of any legal proceedings that may be instituted against VPCC and Dave following the consummation of the Business Combination, (ii) the effect of the transaction on Dave’s business relationships, operating results, and business generally, (iii) the risk that the transaction disrupts current plans and operations of Dave, (iv) the ability to maintain the listing of Dave’s securities on a national securities exchange, (v) the risk of the changing and uncertain regulatory landscape in the financial services industries, (vi) the risk that Dave may be unable to keep pace with the rapid technological developments and offer new and innovative products and services in the highly competitive industries in which it competes, (vii) costs related to the transaction, (viii) the failure to realize anticipated benefits of the transaction or to realize estimated pro forma results and underlying assumptions, and (ix) the possibility that Dave may be adversely affected by other economic, business, and/or competitive factors. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of VPCC’s final prospectus dated March 4, 2021 relating to its initial public offering, VPCC’s registration statement on Form S-4 and amendments thereto, which was declared effective on December 9, 2021, along with a definitive proxy statement/prospectus filed by VPCC on December 13, 2021, and other documents filed by VPCC from time to time with the SEC. These filings identify and address, or will identify and address, other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about VPCC and Dave or the date of such information in the case of information from persons other than VPCC or Dave, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication.

Dave

Media

press@dave.com

Investors

DaveIR@icrinc.com

VPC Impact Acquisition Holdings III, Inc.

Media

Jordan Niezelski, Edelman

jordan.niezelski@edelman.com

Investors

vih3info@victoryparkcapital.com